
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Principal Plus Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               DEC-31-2000
<CASH>                                       3,417,831
<SECURITIES>                                35,655,852
<RECEIVABLES>                                   22,429
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              41,777,291<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                41,777,291<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             5,646,730<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,271,429
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,386,012<F4>
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,386,012<F4>
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,386,012<F4>
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash, securities and receivables, total assets include net unrealized gain on open contracts of $1,629,964, net option premiums of $365,750 and unrealized gain on Zero-Coupon U.S. Treasury Securities of $685,465.
<F2>Liabilities include redemptions payable of $1,828,856, accrued brokerage fees of $136,573, accrued administrative fees of $120,003 and accrued management fees of $34,143.
<F3>Total revenues include realized trading revenue of $332,570, net change in unrealized of $1,249,228, interest income of $2,361,077 and change in valuation of Yield Pool of $1,703,855.
<F4>Income-Pretax, Income Continuing and Net Income includes minority interest in income of $(10,711).


